EXHIBIT 99.1

           LATITUDE SOLUTIONS, INC. ANNOUNCES STRATEGIC REALIGNMENT OF
                   CORPORATE MANAGEMENT AND BOARD OF DIRECTORS

BOCA RATON, FLORIDA -- (JANUARY 20, 2012) - Latitude Solutions, Inc. ("LSI" or the "Company"), trading symbol OTC: LATI.QB announced today that the Company has implemented strategic changes to its Board of Directors and management team.

The following directors were added/appointed to the Board of Directors: Mr. Jeffrey A. Wohler and Mr. Michael H. Gustin. Mr. Wohler has over 30 years of experience in operating entities in the oil and gas, exporting trading, marine and real estate industries. Mr. Gustin has been associated with the oil and gas industry for more than thirty-five years. Former directors Kenneth J. Koock, James W. Bohlig and Warren V. Blasland, Jr. have resigned from the Board.

Mr. Wohler will be acting as Chief Executive Officer replacing former Chief Executive Officer, Harvey Kaye. Mr. Kaye will be functioning as Founding Chairman, retaining his director status on the Board and will continue his activities representing LSI and the not-for-profit foundation, Water the World with Latitude(TM).

Additionally,  V. Ray  Harlow,  was  terminated  as Chief  Operating  Officer of
Latitude   Solutions,   Inc.  and  Chief  Executive  Officer  of  the  Company's
subsidiary, Latitude Energy Services, LLC.

Mr. Wohler, LSI's Chief Executive Officer stated, "At this stage in the Company's transition into revenue generation and full scale field operations, the Board of Directors has determined that additional industry and operational skills are necessary to accelerate the Company's business objectives."

The management team will hold a conference call with investors and shareholders on Monday, January 23, 2012 at 9:30AM EST. The call may be accessed by dialing
(712) 432-0900 and entering the access code 820890. A playback recording will be available at (712) 432-0990.

ABOUT LATITUDE SOLUTIONS, INC.

Latitude Solutions, Inc. provides innovative wastewater remediation solutions to oil & gas, energy, mining, food processing, agricultural and other industrial users worldwide utilizing its patented Electro Precipitation(TM), (EP(TM)) technology. Based on this EP(TM) technology, LSI's Integrated Water Systems(TM) (IWS(TM)) remediation processes have the ability to convert massive amounts of contaminated water resulting from the operations of energy companies and other industrial users into reusable water on a highly efficient and cost effective basis. This provides our clients with a sustainable solution by substantially reducing the cost and requirements of freshwater harvesting, regulatory compliance and wastewater disposal. LSI provides its technology worldwide via a recurrent revenue business model comprised of a monthly equipment lease payment and a volumetric processing fee. The Company maintains ownership and operational control of all its processing equipment in order to ensure the best possible level of client satisfaction and quality control. LSI has offices and/or operations in Boca Raton, Florida; Colorado Springs, Colorado; New York, New York; Searcy, Arkansas, London, United Kingdom and Amsterdam, the Netherlands. Information on the Company and its products can be viewed on www.latitudesolutions.net

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THIS PRESS RELEASE MAY CONTAIN  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, ACCEPTANCE OF THE COMPANY'S PRODUCTS, INCREASED LEVELS OF COMPETITION FOR THE COMPANY, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE ON THIRD-PARTY SUPPLIERS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE


CONTACT:
       Jeffrey A. Wohler, Chief Executive Officer
       Latitude Solutions, Inc.
       2595 NW Boca Raton Blvd., Suite 100
       Boca Raton, FL  33431
       (561) 417-0644
       jwohler@latitudesolutions.net

       Matthew J. Cohen, Chief Financial Officer
       Latitude Solutions, Inc.
       2595 NW Boca Raton Blvd., Suite 100
       Boca Raton, FL  33431
       (561) 417-0644
       mcohen@latitudesolutions.net

       Virginia Dadey, Director of Financial Relations
       2595 NW Boca Raton Blvd., Suite 100
       Boca Raton, FL  33431
       (561) 353-7511
       vdadey@latitudesolutions.net